UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 8, 2008

Commission File Number: 1-9852

CHASE CORPORATION

(Exact name of registrant as specified in its charter)

Massachusetts	11-1797126
(State or other jurisdiction of incorporation of organization)	(I.R.S. Employer Identification No.)

26 Summer Street, Bridgewater, Massachusetts 02324

(Address of Principal Executive Offices, Including Zip Code)

(508) 279-1789

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 2 – Financial Information

Item 2.02 - Results of Operations and Financial Condition

On April 8, 2008, Chase Corporation announced its second quarter results for the fiscal year ended August 31, 2008. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

Section 5 - Corporate Governance and Management

Item 5.02 – Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On April 8, 2008, William H. Dykstra retired as a director of Chase Corporation.

On April 8, 2008, following the recommendation of its Nominating and Governance Committee, the Board of Directors of Chase Corporation appointed Thomas Wroe, Jr. to fill the vacancy on the Board due to Mr. Dykstra’s retirement. Mr. Wroe was also appointed to serve as a member of the Audit Committee and the Compensation & Management Development Committee.  Consistent with the Company’s policy on director compensation, Mr. Wroe received a grant of 577 shares of Chase Corporation restricted stock upon his appointment.  The shares of restricted stock will vest on February 1, 2009.

There were no arrangements or understandings between Mr. Wroe and any other persons pursuant to which Mr. Wroe was selected as a director.  At the same time, the Board determined that Mr. Wroe qualifies as an independent director under the relevant independence standards of the American Stock Exchange.

Section 9 Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

99.1	Press release issued by Chase Corporation on April 8, 2008 announcing its second quarter of fiscal year 2008 financial results.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Chase Corporation

Dated: April 8, 2008	By:	/s/ Kenneth L. Dumas
Kenneth L. Dumas
Chief Financial Officer and Treasurer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release issued by Chase Corporation on April 8, 2008 announcing its second quarter of fiscal year 2008 financial results.